Exhibit 99.2

Proprietary and confidential. For internal use only. © 2009 Così, Inc. All rights reserved. * Q3 2014 Investor Teleconference Supplemental Information November 13, 2014

Proprietary and confidential. For internal use only . © 2009 Così, Inc. All rights reserved. * Safe Harbor Concerning Forward Looking Statements Matters discussed in this presentation that relate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, or other foods or the effects of food-borne illnesses; expansion into new markets including foreign markets our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build out of restaurants our ability to attract and retain qualified franchisees our ability to generate positive cash flow from existing and new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants the reliability of our customer and market studies fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive" or similar words, or the negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

Proprietary and confidential. For internal use only. © 2009 Così, Inc. All rights reserved. * Q3 2014 Teleconference Agenda Introductory Comments Financial Results Slide 4 – Restaurant Margin Performance Q3 Slide 5 – Reconciliation of Non-GAAP Measures To Net Income Q3 Questions and Answers

Proprietary and confidential. For internal use only . © 2009 Così, Inc. All rights reserved. * Restaurant Margin Performance – Q3

Proprietary and confidential. For internal use only . © 2009 Così, Inc. All rights reserved. * Reconciliation of Non-GAAP Measures To Net Income

Fourth Quarter 2014 Forecasted to be the First Positive Comp Sales in 10 Quarters The fourth quarter forecast of +2.9% includes +2.5% for Period 10 and +3.0% for each of Periods 11 and 12 Proprietary and confidential. For internal use only . © 2009 Così, Inc. All rights reserved. *

2015 Guidance Company-Owned Restaurants Estimated annual positive comparable net sales ranging between +5% to +10% Estimated annual net sales ranging between $90 million to $100 million Average unit volume of up to $1.5 million per restaurant Includes impact of potential merger of Hearthstone restaurants into Cosi Franchise Restaurants Development of seven new restaurants and one new kiosk G&A Expense Estimated annual G&A expense not to exceed $9.0 million Cash Flow Positive cash flow from operations, excluding capital expenditures, in the latter part of 2015 Proprietary and confidential. For internal use only . © 2009 Così, Inc. All rights reserved. *
. © 2009 Così, Inc. All rights reserved. * Q3 2014 Investor Teleconference Supplemental Information November 13, 2014